UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 26, 2004

                            PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                 000-19480                58-1651222
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File No.)            Identification No.)


  1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia        30004
         (Address of principal executive offices)             (Zip Code)


                                 (770) 237-4300
              (Registrant's telephone number, including area code)


                                 Former Address:
               2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02      Departure of Directors or Principal Officers; Election of
               Directors; Appointment of Principal Officers.

       (d) John W. Clay, Jr. has been elected to the Board of Directors of Per-Se Technologies, Inc. effective as of October 26, 2004, to fill a vacancy resulting from an increase in the size of the Board. He has been elected for a term ending on the date of Per-Se's 2005 Annual Meeting. The Board of Directors has determined that Mr. Clay is an independent director within the meaning of NASD Rule 4200(a)(15) and that he meets the requirements for audit committee membership in NASD Rule 4350(d)(2). Mr. Clay has also been elected to the Audit and Governance Committees of the Board. There were no arrangements or understandings between Mr. Clay and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of Per-Se's last fiscal year or currently proposed, regarding Mr. Clay that are required to be disclosed by Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Clay's election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01      Financial Statements and Exhibits.

       (c)     Exhibit 99.1 - Press Release dated October 28, 2004.


                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 28, 2004


                                           PER-SE TECHNOLOGIES, INC.



                                           By: /s/ CHRIS E. PERKINS
                                               ---------------------------------
                                               Chris E. Perkins
                                               Executive Vice President
                                               and Chief Financial Officer



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                                  EXHIBIT INDEX

       Exhibit
         No.                         Description
       -------                       -----------

        99.1           Press Release dated October 28, 2004.